UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

May 29, 2015

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) to be held on Wednesday, July 1, 2015, beginning at 10:00 a.m., Mountain Daylight Time, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah.  The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

The matters to be addressed at the meeting will include (1) the election of nine directors; (2) the approval, on an advisory basis, of the compensation of the Company’s named executive officers; (3) the approval of the amendment to the 2013 Stock Option Plan to authorize an additional 450,000 shares of Class A common stock to be available for issuance under the plan, of which up to 200,000 Class A common shares may be issued as up to 200,000 shares of Class C common stock; (4) the ratification of the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015; and (5) the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.  I will also report on the Company’s business activities and answer any stockholder questions.

The Board of Directors recommends that you vote FOR election of the director nominees, FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR approval of the amendment to the Stock Option Plan to authorize additional shares for issuance thereunder; FOR ratification of appointment of the independent registered public accountants; and FOR the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.  Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Your vote is very important.  We hope you will take a few minutes to review the Proxy Statement and complete, sign, date and return your Proxy Card in the envelope provided, even if you plan to attend the meeting.  Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Security National Financial Corporation.  We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Scott M. Quist
Scott M. Quist
Chairman of the Board, President and
Chief Executive Officer

SECURITY NATIONAL FINANCIAL CORPORATION
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 1, 2015

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”), a Utah corporation, will be held on Wednesday, July 1, 2015, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1.
To elect a Board of Directors consisting of nine directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining six directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting and until their successors are elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.
To approve the amendment to the Company's 2013 Stock Option Plan to authorize an additional 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 200,000 Class A common shares may be issued as up to 200,000 shares of Class C common stock;

4.	To ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 15, 2015, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah during the 20 days prior to the meeting.

If you do not expect to attend the meeting in person, it is important that your shares be represented.  Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States.  You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.  If your shares are held in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens
Jeffrey R. Stephens
General Counsel and Corporate Secretary

May 29, 2015
Salt Lake City, Utah

Security National Financial Corporation
Proxy Statement

TABLE OF CONTENTS

General Information	1

Record Date and Voting Information	2

Proposal 1 - Election of Directors	3

The Nominees	3

The Board of Directors, Board Committees and Meetings	5

Director Nominating Process	6

Meetings of Non-Management Directors	6

Stockholder Communications with the Board of Directors	6

Executive Officers	7

Corporate Governance	8

Compensation Tables	9

Summary Compensation Table	9

Supplemental All Other Compensation Table	10

Grants of Plan-based Awards	11

Outstanding Equity Awards at Fiscal 2014 Year End	12

Option Awards Vesting Schedule	13

Option Exercises and Stock Vested for Fiscal 2014	13

Pension Benefits for Fiscal 2014	13

Equity Compensation Plan Information	14

Non-Qualified Deferred Compensation for Fiscal 2014	17

Director Compensation for Fiscal 2014	18

Compliance with Section 16(a) of the Securities Exchange Act of 1934	19

Security Ownership of Certain Beneficial Owners and Management	20

Certain Relationships and Related Transactions and Director Independence	22

Report of the Compensation Committee	22

Report of the Audit Committee	24

Proposal 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	24

Proposal 3 – Approval of Amendment to the 2013 Stock Option Plan	25

Proposal 4 - Ratification of Appointment of Independent Registered Public Accountants	30

Principal Accounting Fees and Services	30

Other Matters	30

Annual Report and Financial Statements	31

Deadline for Receipt of Stockholder’s Proposals for Annual Meeting to Be Held in July 2016	31

SECURITY NATIONAL FINANCIAL CORPORATION
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on July 1, 2015

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 1, 2015 at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof.  The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class and six nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

A Proxy may be revoked at any time before it is exercised by giving written notice to the Corporate Secretary of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, Attention: Jeffrey R. Stephens, by submitting in writing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy.  This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about May 29, 2015.

If a stockholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than two) inserted.  The signed card must be presented at the meeting by the person(s) representing the stockholder.

The cost of this solicitation will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year;  (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers; (3) to approve the amendment to the 2013 Stock Option Plan to authorize an additional 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 200,000 Class A common shares may be issued as up to 200,000 shares of Class C common stock; (4) to ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015; and (5) to transact such other business as may properly come before the Annual Meeting.

RECORD DATE AND VOTING INFORMATION

Only holders of record of common stock at the close of business on May 15, 2015, will be entitled to vote at the Annual Meeting.  As of March 31, 2015, there were issued and outstanding 12,459,785 shares of Class A common stock, $2.00 par value per share, and 1,393,766 shares of Class C common stock, $.20 par value per share, resulting in a total of 13,853,551 shares of Class A and Class C common stock.  A majority of the outstanding shares of Class A and Class C common stock (or 6,926,776 shares) will constitute a quorum for the transaction of business at the meeting.  A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of 20 days before the Annual Meeting.

The holders of each class of common stock of the Company are entitled to one vote per share.  Cumulative voting is not permitted in the election of directors.

After carefully reading and considering the information contained in this Proxy Statement, each holder of the Company’s common stock should complete, date and sign the Proxy Card and mail the Proxy Card in the enclosed return envelope as soon as possible so that those shares of the Company’s common stock can be voted at the Annual Meeting, even if the holders plan to attend the Annual Meeting in person.

Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting.  If a Proxy indicates a specification, it will be in accordance with the specification.  If no specification is indicated, the Proxy will be voted for approval of the election of the directors recommended by the Board of Directors; for approval, on an advisory basis, of the compensation of the Company’s named executive officers; for approval of the amendment to the 2013 Stock Option Plan to authorize an additional 450,000 shares of Class A common stock to be available for issuance under the plan, of which up to 200,000 Class A common shares may be issued as up to 200,000 shares of Class C common stock; for ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015; and, in the discretion of the persons named in the Proxy, to transact such other business that may properly come before the meeting or any adjournment or postponements of the meeting.  You may also vote in person by ballot at the Annual Meeting.

The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors.  The Class A common stockholders voting separately as a class will be entitled to vote for three of the nine directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. Scott M. Quist, J. Lynn Beckstead, Jr. and Gilbert A. Fuller).

The remaining six directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Jason G. Overbaugh, S. Andrew Quist, John L. Cook, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur).  For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, with the Class A common shares having one vote per share and the Class C common stockholders having ten votes per share.  The Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

Your vote is important.  Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 1, 2015

This Proxy Statement, the Proxy Card and the 2014 Annual Report are available at http://www.securitynational.com/shareholders.

ELECTION OF DIRECTORS

PROPOSAL 1
The Nominees

The Company’s Board of Directors consists of nine directors.  All directors are elected annually to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.  The nominees for the upcoming election of directors include five independent directors, as defined in the applicable rules for companies traded on The Nasdaq Stock Market, and four members of the Company’s senior management.  All of the nominees for director have served as directors since the 2014 Annual Meeting.

The nominees to be elected by the holders of Class A common stock are as follows:

Name	Age	Director Since	Position(s) with the Company
Scott M. Quist	62	1986	Chairman of the Board, President and Chief Executive Officer
J. Lynn Beckstead, Jr.	61	2002	Vice President of Mortgage Operations and Director
Gilbert A. Fuller	74	2012	Director

The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

Name	Age	Director Since	Position(s) with the Company
Jason G. Overbaugh	40	2013	Vice President, National Marketing Director of Life Insurance, Assistant Corporate Secretary and Director
S. Andrew Quist	35	2013	Vice President, Associate General Counsel and Director
John L. Cook	60	2013	Director
Robert G. Hunter, M.D.	55	1998	Director
H. Craig Moody	63	1995	Director
Norman G. Wilbur	76	1998	Director

The following is a description of the business experience of each of the nominees and directors.

Scott M. Quist has served as Chairman of the Board and Chief Executive Officer of the Company since September 2012.  Mr. Quist also serves as the Company’s President, a position he has held since 2002.  He has additionally served as a director of the Company  since 1986.  Mr. Quist served as First Vice President of the Company from 1986 to 2002.  From 1993 to 2013, Mr. Quist served as Treasurer and a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, and as its President from 1990 to 2000.  From 1986 to 1991, Mr. Quist was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies.  Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance.  He has also served as a regional director of Key Bank of Utah since 1993.  Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree also from Brigham Young University.  Mr. Quist’s significant expertise and deep understanding of the technical, organizational and strategic business aspects of the insurance industry, his management expertise, his 13 year tenure as President of the Company and 28 year tenure as a director, and his years of business and leadership experience led the Board of Directors to conclude that Mr. Quist should serve as Chairman of the Board, President  and Chief Executive Officer of the Company.

J. Lynn Beckstead, Jr. has served as Vice President of Mortgage Operations and a director of the Company since 2002.  In addition, Mr. Beckstead is President of SecurityNational Mortgage Company, a wholly owned subsidiary of the Company, having served in this position since 1993. Mr. Beckstead has been recognized since 2009 as a Certified Mortgage Banker by the Mortgage Bankers Association.  Mr. Beckstead’s expertise in real estate, his 22 year tenure serving as President of SecurityNational Mortgage Company, and his business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Jason G. Overbaugh has served as a director of the Company since July 2013.  Mr. Overbaugh has also served as a Vice President and the Assistant Secretary of the Company since 2002; and as the Company’s National Marketing Director of Life Insurance since 2008.  Mr. Overbaugh has additionally served as Vice President and National Marketing Director of Security National Life Insurance Company since 2006.    From 2003 to 2006, he served as a Vice President of Security National Life Insurance Company with responsibilities as an investment manager over construction lending and commercial real estate investments.   From 2000 to 2003, Mr. Overbaugh served as a Vice President of Memorial Estates, Inc., with responsibilities over operations and sales.  Mr. Overbaugh has served since 2007 as a director of the LOMA Life Insurance Council, a trade association of life insurance companies.  He is also a member of the NFDA Trade Association.  Mr. Overbaugh received a B.S. degree in Finance from the University of Utah.  Mr. Overbaugh’s expertise in insurance and marketing and his 18 years of experience with the Company in its insurance, real estate, and mortuary and cemetery operations led the Board of Directors to conclude that he should serve as a director.

S. Andrew Quist has served as a director of the Company since July 2013. Mr. Quist has also served as a Vice President of the Company since 2010.  In addition, he has served as the Company’s Associate General Counsel  since  2007,  where  his  responsibilities  have included the Company’s  regulatory matters and acquisitions.   In addition, Mr. Quist has been Executive Vice President and Chief Operating Officer since 2010,  and Vice President from 2008 to 2010, of C&J Financial, LLC, a wholly owned subsidiary of the Company, which funds the purchase of funeral and burial policies from funeral homes after the death of the insureds.  Mr. Quist has also served since 2013 as a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, where he also serves as Vice President and Treasurer.  Mr. Quist further serves as President of the Utah Life Convention, a consortium of Utah domestic life insurers. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree from the University of Southern California.  Mr. Quist’s expertise in insurance, legal and regulatory matters led the Board of Directors to conclude that he should serve as a director.

John L. Cook has served as a director of the Company since December 2013.  Mr. Cook has served since 1982 as co-owner and operator of Cook Brothers Painting, Inc., a painting company that provides painting services for contractors and builders of residential and commercial properties.  In addition, Mr. Cook attended the University of Utah.  As a director Mr. Cook will advise the Board regarding the Company’s investments in commercial and residential real estate projects, including Dry Creek at East Village, a 282 unit multifamily development in Sandy City, Utah.  Moreover, Mr. Cook’s extensive background in construction and building will be important as the Company continues to acquire new real estate holdings and develop its current portfolio of undeveloped land into future developments that could provide additional long term revenues for the Company.  Mr. Cook’s years of experience in the construction industry and with construction projects led the Board of Directors to conclude that he should serve as a director.

Gilbert A. Fuller has served as a director of the Company since 2012.  From 2006 until his retirement in 2008, Mr. Fuller served as Executive Vice President, Chief Financial Officer and Secretary of USANA Health Sciences, Inc., a multinational manufacturer and direct seller of nutritional supplements. Mr. Fuller joined USANA in 1996 as the Vice President of Finance and served in that role until 1999 when he was appointed as its Senior Vice President.  Mr. Fuller has served as a member of the Board of Directors of USANA since 2008.  Mr. Fuller obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance.  Mr. Fuller received a B.S. degree in Accounting and an M.B.A. degree from the University of Utah.  Mr. Fuller’s accounting, finance and corporate strategy expertise and his years of financial, accounting and business experience with public and private companies, including USANA Health Sciences, Inc., which is listed on the New York Stock Exchange, where he served as an executive officer and continues to serve as a director, led the Board of Directors to conclude that he should serve as a director.

Robert G. Hunter, M.D. has served as a director of the Company since 1998.  Dr. Hunter is currently a practicing physician in private practice.  Dr. Hunter created the statewide E.N.T. Organization (Rocky  Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee.  Dr. Hunter is Department Head of Otolaryngology, Head and Neck Surgery at Intermountain Medical Center and a past President of the medical staff of the Intermountain Medical Center.  He is also a delegate to the Utah Medical Association and has served as a delegate representing the State of Utah to the American Medical Association, and a member of several medical advisory boards. Dr. Hunter holds a B.S. degree in Microbiology from the University of Utah and received his medical degree from the University of Utah College of Medicine.  Dr. Hunter’s medical expertise and experience, and his administrative and leadership experience from serving in a number of administrative positions in the medical profession led the Board of Directors to conclude that he should serve as a director.

H. Craig Moody has served as a director of the Company since 1995.  Mr. Moody is owner of Moody & Associates, a political consulting and real estate company.  He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.  From 1989 to 1992, Mr. Moody was Co-Chairman of the Utah Legislative Audit Committee.  Mr. Moody received a B.S. degree in Political Science from the University of Utah.  Mr. Moody’s real estate and governmental affairs expertise and years of business and leadership experience led the Board of Directors to conclude he should serve as a director.

Norman G. Wilbur has served as a director of the Company since 1998.  Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis.  His final position was Manager of Planning and Reporting for J.C. Penny's stores.  After 36 years with J.C. Penny's, Mr. Wilbur opted for early retirement in 1997.  Mr. Wilbur is a past board member of Habitat for Humanity in Plano, Texas.  Mr. Wilbur received a B.S. degree in Accounting from the University of Utah.  Mr. Wilbur’s financial expertise and business experience from a successful career at J.C. Penny’s led the Board of Directors to conclude he should serve as a director.  In addition, the Board of Directors’ determination that Mr. Wilbur is the Audit Committee “financial expert” lends further support to his financial acumen and qualification for serving as a director.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees.

The Board of Directors, Board Committees and Meetings

The Company's Bylaws provide that the Board of Directors shall consist of not less than five nor more than twelve.  The term of office of each director is for a period of one year or until the election and qualification of his successor.  A director is not required to be a resident of the State of Utah or a stockholder of the Company.  The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2014.  No directors attended fewer than 75% of all meetings of the Board of Directors during the 2014 fiscal year.

The size of the Board of Directors of the Company is nine members.  A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The Nasdaq Stock Market.  The Board of Directors has affirmatively determined that five of the nine members of the Board of Directors, Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur, are independent under the listing standards of The Nasdaq Stock Market.

Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed above.  If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee.   The Board of Directors has no reason to expect that any nominee will be unable to serve.  There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director.  There is no family relationship between or among any of the nominees, except that S. Andrew Quist is the son of Scott M. Quist, and Jason G. Overbaugh is the nephew of Scott M. Quist.

There are four committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm.  The Audit Committee consists of Messrs.  Gilbert A. Fuller, H. Craig Moody and Norman G. Wilbur (Chairman of the committee).  During 2014, the Audit Committee met on three occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contributions under the 401(k) Retirement Savings Plans, Non-Qualified Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur (Chairman of the Committee). During 2014, the Compensation Committee met on three occasions.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company.   The Executive Committee consists of Messrs. J. Lynn Beckstead, Jr., Gilbert A. Fuller, H. Craig Moody, S. Andrew Quist and Scott M. Quist (Chairman of the committee).  During 2014, the Executive Committee met on one occasion.

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, recommends to the Board the persons to be nominated by the Board for election as directors at a meeting of stockholders, and develops and recommends to the Board a set of corporate governance principles.  The Nominating and Corporate Governance Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the committee), and Norman G. Wilbur.  The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market.  During 2014, the Nominating and Corporate Governance Committee met on three occasions.

Director Nominating Process

The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from Board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company's Bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the Board for inclusion in the slate of directors at the annual meeting.  The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders.  To recommend a perspective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders may submit the candidate's name and qualifications to: Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

The Nominating and Corporate Governance Committee operates pursuant to a written charter.  The full text of the charter is published on the Company's website at www.securitynational.com.  Stockholders may also obtain a copy of the charter without charge by writing to:  Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Meetings of Non-Management Directors

The Company's independent directors meet regularly in executive session without management.  The Board of Directors has designated a lead director to preside at executive sessions of independent directors.  Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for Scott M. Quist, J. Lynn Beckstead, Jr., Jason Q. Overbaugh and S. Andrew Quist are set forth above):

Name	Age	Title
Scott M. Quist1	62	Chairman of the Board, President, Chief Executive Officer and Director
Garrett S. Sill	44	Chief Financial Officer and Treasurer
Lynn Beckstead, Jr.	61	Vice President of Mortgage Operations and Director
Jeffrey R. Stephens	61	General Counsel and Corporate Secretary
Jason G. Overbaugh2	40	Vice President, National Marketing Director of Life Insurance, Assistant Corporate Secretary and Director
S. Andrew Quist1	35	Vice President, Associate General Counsel and Director
Christie Q. Overbaugh2	66	Senior Vice President of Internal Operations

________________

1  Scott M. Quist is the father of  S. Andrew Quist.
2  Christie Q. Overbaugh is the mother of Jason G. Overbaugh and the sister of Scott M. Quist.

Garrett S. Sill has served as Chief Financial Officer and Treasurer since July 2013.  From January 2013 to July 2013, Mr. Sill served as Acting Chief Financial Officer and Acting Treasurer. From 2011 to January 2013, Mr. Sill served as Vice President and Assistant Treasurer of Security National Life Insurance Company, a wholly owned subsidiary of the Company.  From 2002 to 2011, Mr. Sill was Chief Financial Officer and Treasurer of SecurityNational Mortgage Company, a wholly-owned subsidiary of the Company.  From 1997 to 2002, he was Vice President and Controller of SecurityNational Mortgage Company.  Mr. Sill is a certified public accountant, having been licensed since 2002.  He holds  a B.A. degree in Accounting from Weber State University and a Master’s degree in Business Administration from the University of Utah.  Mr. Sill also serves as a member of the Advisory Council of the School of Accounting and Taxation at Weber State University.

Jeffrey R. Stephens has served as General Counsel and Corporate Secretary of the Company since December 2008. Mr. Stephens had served as General Counsel for the Company from November 2006 to December 2008. He was in private practice from 1981 to 2006 in the states of Washington and Utah.  Mr. Stephens holds a B.A. degree in Geography from the University of Utah and received his law degree from Brigham Young University. Mr. Stephens is a member of the Utah State Bar and the Washington State Bar Association.

Christie Q. Overbaugh has served as Senior Vice President of Internal Operations of the Company since June 2006, and a Vice President of the Company from 1998 to June 2006. Ms. Overbaugh has also served as Vice President of Underwriting for Security National Life Insurance Company since 1998. From 1986 to 1991, she was Chief Underwriter for Investors Equity Life Insurance Company of Hawaii and Security National Life Insurance Company. From 1990 to 1991, Ms. Overbaugh was President of the Utah Home Office Underwriters Association. Ms. Overbaugh is currently a member of the Utah Home Office Underwriters Association and an Associate Member of LOMA (Life Office Management Association).

The Board of Directors of the Company has a written procedure that requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the Company's interests.

All executive officers and directors of the Company hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

Corporate Governance

Corporate Governance Guidelines.  The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance.  The Board of Directors has also adopted a written committee charter for the Audit Committee and Compensation Committee. The guidelines and committee charters are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines and committee charters is published on the Company's website at www.securitynational.com.  A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Code of Business Conduct.   All of the Company's officers, employees and directors are required to comply with the Company's  Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior.  The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business.  Employees are required to report any violations or suspected violations of the Code.  The Code includes an anti-retaliation statement.  The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com.  A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2014, 2013 and 2012 for (i) the Company's Chief Executive Officer, (ii) the Company's Chief Financial Officer, and (iii) the Company's three other executive officers, who, based on their total compensation, were the most highly compensated in 2014.  The Company refers to them in this Proxy Statement collectively as the “Named Executive Officers.”

Name and Principal Position	Year	Salary$	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compen-sation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)(1)	All Other Compen- sation($)(2)	Total($)
Scott M. Quist	2014	$429,400	$21,200	-	-	-	-	$40,066	$490,666
Chairman , President	2013	427,525	121,200	-	-	-	-	39,381	588,106
and Chief Executive Officer	2012	384,400	193,950	-	-	-	-	41,330	619,680

Garrett S. Sill	2014	$173,903	$13,250	-	-	-	-	$16,180	$203,333
Chief Financial	2013	161,273	7,370	-	-	-	-	17,499	186,142
Officer and Treasurer	2012	143,342	12,030	-	-	-	-	19,120	174,492

J. Lynn Beckstead, Jr.	2014	$267,622	$81,826	-	-	-	-	$30,299	$379,747
Vice President of	2013	265,997	117,277	-	-	-	-	31,098	414,372
Mortgage Operations	2012	255,667	144,916	-	-	-	-	23,996	424,579

Jeffrey R. Stephens	2014	$167,957	$12,350	-	-	-	-	$19,788	$200,095
General Counsel	2013	164,123	8,100	-	-	-	-	17,663	189,886
and Corporate Secretary	2012	156,833	16,850	-	-	-	-	19,926	193,609

S. Andrew Quist	2014	$166,388	$54,325	-	-	-	-	$21,771	$242,484
Vice President and	2013	154,186	7,725	-	-	-	-	19,889	181,800
Associate General Counsel	2012	138,267	42,955	-	-	-	-	19,080	200,302
______________________

(1)
The amounts indicated under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”  consist of amounts the Company contributed into a trust for the benefit of the Named Executive Officers under the Company's Deferred Compensation Plan.

(2)	The amounts indicated under “All Other Compensation” consist of the following amounts paid by the Company for the benefit of the Named Executive Officers:
(a)
payments related to the operation of automobiles for Scott M. Quist ($7,200 for each of the years 2014, 2013 and 2012); Garrett S. Sill, J. Lynn Beckstead, Jr., Jeffrey R. Stephens and S. Andrew Quist ($0 for each of the years 2014, 2013 and 2012.  Such payments do not include the furnishing of an automobile by the Company to Scott M. Quist and J. Lynn Beckstead, Jr., or the  payment  of  insurance  and  property taxes with  respect to the automobiles operated by such executive  officers;

(b)
group life insurance premiums paid by the Company to a group life insurance plan for Scott M. Quist and J. Lynn Beckstead, Jr. ($191 for 2014, $191 for 2013, and $207 for 2012); Garrett S. Sill ($191 for 2014, $191 for 2103, and $262 for 2012); Jeffrey R. Stephens ($191 for 2014, $191 for 2013, and $207 for 2012); and S. Andrew Quist ($191 for 2014, $191 for 2013, and $202 for $2012);

(c)
life insurance premiums paid by the Company for the benefit of Scott M. Quist ($12,390 for 2014, $12,390 for 2013, and $15,016 for 2012); Garrett S. Sill ($-0- or each of the years 2014, 2013 and 2012); J. Lynn Beckstead, Jr. ($4,200 for 2014, $4,200 for 2013 and $4,500 for 2012); and Jeffrey R. Stephens  and S. Andrew Quist ($0 for each of the years 2014, 2013 and 2012);

(d)
medical insurance premiums paid by the Company to a medical insurance plan for Scott M. Quist  ($9,625 for 2013, $9,140 for 2013, and $8,644 for 2012); Garrett S. Sill ($7,243 for 2014, 10,302 for 2013, and $12,441 for 2012); J. Lynn Beckstead, Jr. ($7,243 for 2014, $10,302 for 2013, and $12,441 for 2012); Jeffrey R. Stephens ($11,725 for 2014, $10,323 for 2013, and $12,510 for 2012); and S. Andrew Quist ($13,850 for 2014, $13,154 for 2013, and $12,441 for 2012);

(e)
long term disability insurance premiums paid by the Company to a provider of such insurance for Scott M. Quist, Garrett S. Sill, J. Lynn Beckstead, Jr., Jeffrey R. Stephens and S. Andrew Quist ($260 for 2014, $262 for 2013, and $262 for 2012);

(f)	membership dues paid by the Company to Alpine Country Club for the benefit of J. Lynn Beckstead, Jr. ($7,605 for 2014, $5,945 for 2013, and $6,586 for 2012); and.
(g)	contributions to defined contribution plans paid by the Company for Scott M. Quist ($10,000 for 2014, $10,200 for 2013, and $10,000 for 2012); Garrett S. Sill ($7,486 for 2014, $6,746 for 2013, and $6,215 for 2012); J. Lynn Beckstead Jr. ($10,400 for 2014, $10,200 for 2013 and $-0- for 2012); Jeffrey R. Stephens ($7,212 for 2014, $6,889 for 2013, and $6,947 for 2012); and S. Andrew Quist ($7,470 for 2014, $6,284 for 2013, and $6,175 for 2012).
(h)	contributions to health savings accounts paid by the Company: Scott M. Quist ($-0- for each of the years 2014, 2013 and 2012); Garrett S. Sill ($1,000 for 2014, $1,400 for 2013, and $-0- for 2012); J. Lynn Beckstead Jr. ($400 for 2014, $1,400 for 2013, and $-0- for 2012); Jeffrey R. Stephens ($400 for 2014, $1,400 for 2013, and $-0- for 2012); and S. Andrew Quist ($-0- for each of the years 2014, 2013 and 2012)

SUPPLEMENTAL ALL OTHER COMPENSATION TABLE

The following table sets forth all other compensation provided to the Named Executive Officers for fiscal years 2014, 2013 and 2012.

Name of Executive Officer	Year	Perks and Other Personal Benefits	Tax Reimburse- ments	Discounted Securities Purchases	Payments/ Accruals on Termin- ation Plans	Registrant Contribu- tions to Defined Contribu- tion Plans	Insurance Premiums	Dividends or Earnings on Stock or Option Awards	Other
Scott M. Quist	2014	$7,200	-	-	-	$10,400	$22,466	-	-
	2013	7,200	-	-	-	10,200	21,981	-	-
	2012	7,200	-	-	-	10,000	24,130	-	-

Garrett S. Sill	2014	$-	-	-	-	$7,486	$8,694	-	-
	2013	-	-	-	-	6,746	10,753	-	-
	2012	-	-	-	-	6,215	12,905	-	-

J. Lynn Beckstead, Jr.	2014	$7,605	-	-	-	$10,400	$12,294	-	-
	2013	5,945	-	-	-	10,200	14,953	-	-
	2012	6,586	-	-	-	-	17,410	-	-

Jeffrey R. Stephens	2014	$-	-	-	-	$7,212	$12,576	-	-
	2013	-	-	-	-	6,889	10,774	-	-
	2012	-	-	-	-	6,947	12,979	-	-

S. Andrew Quist	2014	$-	-	-	-	$7,470	$14,301	-	-
	2013	-	-	-	-	6,284	13,605	-	-
	2012	-	-	-	-	6,175	12,905	-	-
______________________

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2014.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name of Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Awards: Number of Securities Underlying Options(1) (#)		Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Price on Grant Date ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)
Scott M. Quist	7/2/14	–	–	–	52,500	(3)	$4.48	$4.08	$103,014

Garrett S. Sill	7/2/14	–	–	–	4,200		$4.08	$4.08	$6,161

J. Lynn Beckstead, Jr	7/2/14	–	–	–	1,575		$4.08	$4.08	$2,309

Jeffrey R. Stephens	7/2/14	–	–	–	2,625		$4.08	$4.08	$3,850

S. Andrew Quist	7/2/14	–	–	–	10,500		$4.08	$4.08	$15,401

Scott M. Quist	12/5/14	–	–	–	105,000	(4)	$5.25	$4.77	$62,530

Garrett S. Sill	12/5/14	–	–	–	8,400		$4.77	$4.77	$13,252

J. Lynn Beckstead, Jr.	12/5/14	–	–	–	3,150		$4.77	$4.77	$4,876

Jeffrey R. Stephens	12/5/14	–	–	–	5,250		$4.77	$4.77	$8,127

S. Andrew Quist	12/5/14	–	–	–	21,000		$4.77	$4.77	$32,506
________________

(1)    The stock options have been adjusted for the 5% annual stock dividend declared on December 5, 2014 and paid on February 6, 2015.

(2)     Prices have been adjusted for the effect of the 5% annual stock dividend declared on December 5, 2014 and paid on February 6, 2015.

(3)     On July 2, 2014, Scott Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $4.48 per share, or 50,000 shares of Class C common stock at an exercise price of $4.48 per share, or any combination thereof.

(4)     On December 5, 2014, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $5.25 per share, or up to 50,000 shares of Class C common stock at an exercise price of $5.25 per share, or any combination thereof.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR END

        The following table sets forth information concerning outstanding equity awards held by Named Executive Officers at December 31, 2014.

	Option Awards							Stock Awards
Name of Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)(2) (#)		Number of Securities Underlying Unexercised Options Unexercisable (1) (#)		Option Exercise Price (1) ($)	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott M. Quist	12/03/10	127,629	(3)	-		$1.55	12/3/15	-	-	-	-	-
	12/02/11	121,551	(4)	-		1.18	12/2/16	-	-
	4/13/12	115,763	(5)	-		1.45	4/13/17	-	-	-	-	-
	12/6/13	55,125	(6)	-		4.79	12/6/18	-	-	-	-	-
	7/2/14	13,125	(7)(9)	39,375	(9)	4.48	7/2/19	-	-	-	-	-
	12/5/14			105,000	(8)(10)	5.25	12/5/19	-	-	-	-	-

Garrett S. Sill	12/6/13	4,410		-		$4.38	12/6/23	-	-	-	-	-
	7/2/14	1,050	(9)	3,150	(9)	4.08	7/2/24	-	-	-	-	-
	12/5/14	-		8,400	(10)	4.77	12/5/24	-	-	-	-	-

J. Lynn Beckstead, Jr.	12/02/11	5, 469		-		$1.06	12/2/21	-	-	-	-	-
	4/13/12	10,419		-		1.34	4/13/22	-	-	-	-	-
	12/6/13	1,654		-		4.38	12/6/23	-	-	-	-	-
	7/2/14	394	(9)	1,181	(9)	4.08	7/2/24	-	-	-	-	-
	12/5/14			3,150	(10)	4.77	12/5/24	-	-	-	-	-

Jeffrey R. Stephens	4/13/12	2,894		-		$1.34	4/13/22	-	-	-	-	-
	12/6/13	2,756		-		4.38	12/6/23	-	-	-	-	-
	7/2/14	659	(9)	1,969	(9)	4.08	7/2/24	-	-	-	-	-
	12/5/14	-		5,250	(10)	4.77	12/5/24	-	-	-	-	-

S. Andrew Quist	12/2/11	18,233		-		$1.06	12/2/21	-	-	-	-	-
	4/13/12	17,365		-		1.34	4/13/22	-	-	-	-	-
	12/6/13	11,025		-		4.38	12/5/23	-	-	-	-	-
	7/2/14	2,625	(9)	7,875	(9)	4.08	7/2/24	-	-	-	-	-
	12/5/14	-		21,000	(10)	4.77	12/5/24	-	-	-	-	-
_________________
(1)	The number of securities underlying unexercised options and the option exercise prices have been adjusted for the effect of annual stock dividends.
(2)
Except for options granted to Scott M. Quist after May 31, 2007, which have a five year term, such option grants have ten year terms.  The vesting of any unvested shares is subject to the recipient’s continuous employment.  This reflects the equivalent of Class A Common shares.

(3)
On December 3, 2010, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $1.63 per share or 100,000 shares of Class C common stock at an exercise price of $1.63 per share, or any combination thereof.

(4)
On December 2, 2011, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $1.24 per share or 100,000 shares of Class C common stock at an exercise price of $l.24 per share, or any combination thereof.

(5)
On April 13, 2012, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at the exercise price of $1.53 per  share or 100,000 shares of Class C common stock at an exercise price of $1.53 per share, or any combination thereof.

(6)
On December 6, 2013 Scott Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $5.04 per  share or 50,000 shares of Class C common stock at an exercise price of $5.04 per share or any combination thereof.

(7)
On July 2, 2014 Scott Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $4.48 per share or 50,000 shares of Class C common stock at an exercise price of $4.48 per share, or any combination thereof.

8)
On December 5, 2014 Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $5.25 per share or 100,000 shares of Class C common stock at an exercise price of $5.25 per share, or any combination thereof.

(9)
Stock options vested at the rate of 25% of the total number of shares subject to the options on October 2, 2014 and 25% of the total number of shares on the last day of each three month period thereafter.

(10)	Stock options vest at the rate of 25% of the total number of shares subject to the options on March 5, 2015 and 25% of the total number of shares on the last day of each three month period thereafter.

OPTION AWARDS VESTING SCHEDULE

The following table sets forth the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options – Unexercisable” column of the table above.

Grant Date	Vesting
12/03/10	These options vested 25% per quarter over a one-year period after the grant date.
12/02/11	These options vested 25% per quarter over a one-year period after the grant date.
4/13/12	These options vested 25% per quarter over a one-year period after the grant date.
12/06/13	These options vested 25% per quarter over a one-year period after the grant date.
7/2/14	These options vest 25% per quarter over a one year period after the grant date.
12/5/14	These options vest 25% per quarter over a one year period after the grant date.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2014

The following table sets forth all stock options exercised and value received upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott M. Quist	-	$-	-	-

Garrett S. Sill	28,877	96,880	-	-

J. Lynn Beckstead, Jr.	-	-	-	-

Jeffrey R. Stephens	-	-	-	-

S. Andrew Quist	-	-	-	-

PENSION BENEFITS FOR FISCAL 2014

The following table sets forth the present value as of December 31, 2014 of the benefit of the Named Executive Officers under a defined benefit pension plan.

Name of Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Scott M. Quist	None	-	-	-

Garrett S. Sill	None	-	-	-

J. Lynn Beckstead, Jr.	None	-	-	-

Jeffrey R. Stephens	None	-	-	-

S. Andrew Quist	None	-	-	-

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 31, 2014 with respect to compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance, aggregated as follows:

·	All compensation plans previously approved by security holders; and
·	All compensation plans not previously approved by security holders.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity compensation plans approved by stockholders(1)	1,204,386	(2)	$3.20	(2)	265,198	(3)

Equity compensation plans not approved by stockholders	0		-		0
________________

(1)
This reflects the 2003 Stock Option Plan (the “2003 Plan”), the 2006 Director Stock Option Plan (the “2006 Director Plan”), the 2013 Stock Option Plan (the “2013 Plan”), and the 2014 Director Stock Option Plan (the “2014 Director Plan”).  The 2003 Plan was approved by stockholders at the adjourned stockholders meeting held on July 11, 2003, which reserved 500,000 shares of Class A common stock and 100,000 shares of Class C common stock for issuance thereunder. The 2013 Plan was approved by stockholders at the annual stockholders meeting held on July 12, 2013, which reserved 450,000 shares of Class A common stock, of which up to 150,000 shares of Class A common stock could be issued as up to 150,000 shares of Class C common stock.  As a result of the stockholder approval of the 2013 Plan, the Company terminated the 2003 Plan. The 2006 Director Plan was approved by stockholders at the annual stockholders meeting held on August 7, 2006, which reserved 100,000 shares of Class A common stock for issuance thereunder.  The 2014 Director Plan was approved by stockholders at the annual stockholders meeting held on July 2, 2014, which reserved 150,000 shares of Class A common stock for issuance thereunder. As a result of the stockholder approval of the 2014 Director Plan, the Company terminated the 2006 Director Plan.

(3)	The weighted average exercise prices reflect solely the shares of Class A common stock that will be issued upon exercise of outstanding options.

(4)
This number includes 135,213 shares of Class A common stock available for future issuance under the 2013 Plan, 2,485 shares of    Class A common stock available for future issuance under the 2006 Director Plan, and 127,500 shares of Class A common stock    available for future issuance under the 2014 Director Plan.

Retirement Plans

        On December 8, 1988, the Company entered into a deferred compensation plan with George R. Quist, the former Chairman of the Board and Chief Executive Officer of the Company.  The plan was later amended on three occasions with the third amendment effective February 1, 2001.  Under the terms of the plan as amended, upon the retirement of Mr. Quist, the Company is required to pay him ten annual installments in the amount of $60,000.  Retirement is defined in the plan as the age of 70, or a later retirement age, as specified by the Board of Directors.  The $60,000 annual payments are to be adjusted for inflation in accordance with the United States Consumer Price Index each year.

The plan also provides that the Board of Directors may, in its discretion, pay the amounts due under the plan in a single, lump-
sum payment.  The Company accrued $-0- and $-0- in fiscal 2014 and 2013, respectively, to cover the present value of anticipated retirement benefits under the employment agreement of $598,426 as of December 31, 2013.  Mr. Quist passed away  on September 6, 2012.  Pursuant to the plan, the $598,426 was paid to his estate on December 31, 2014.

Employment Agreements

 Employment Agreement with Scott M. Quist

On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its Chairman of the Board, President and Chief Executive Officer.  The agreement was effective as of December 4, 2003 with a five-year term ending December 4, 2008. Effective December 4, 2008, the Company renewed the agreement for an additional five-year term. Effective December 7, 2012, the Company renewed the employment agreement for an additional six year term ending December 7, 2018. The employment agreement and renewals are subject to Mr. Quist performing his duties with usual and customary care, diligence and prudence commensurate with his position, and not performing or failing to perform any act which would justify a termination for cause.  In addition, Mr. Quist agrees to perform such additional duties as may be assigned to him from time to time by the Company’s Board of Directors.  Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as  Chairman of the Board, President and Chief Executive Officer at not less than his current salary and benefits.  The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 and a whole life insurance policy in the amount of $500,000 on Mr. Quist’s life.  In the event of disability, Mr. Quist’s salary would be continued for up to five years at 75% of its current level.

         In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist’s current compensation and benefits for seven years following the merger or sale.  The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause.  These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation.  In the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, however, the remaining benefits are to be paid to his heirs.  The Company expensed $833,183 and $264,000 in fiscal 2014 and 2013, respectively, to cover the present value of anticipated retirement benefits under the agreement.  The liability accrued was $2,270,425 and $1,437,242 as of December 31, 2014 and 2013, respectively.

Employment Agreement with J. Lynn Beckstead, Jr.

On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations of the Company and President of SecurityNational Mortgage Company.  The agreement had a five-year term ending December 4, 2008.   Effective December 4, 2008, the Company renewed the agreement for an additional five-year term. The employment agreement and renewals are subject to Mr. Beckstead performing his duties with usual and customary care, diligence and prudence commensurate with his position, and not performing or failing to perform any act which would justify a termination for cause. In addition, Beckstead agrees to perform such additional duties as may be assigned to him from time to time by the Company’s Chairman of the Board and its Board of Directors. Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $350,000 and a whole life insurance policy in the amount of $150,000 on Mr. Beckstead’s life.  In the event of disability, Mr. Beckstead’s salary is to be continued for up to five years at 50% of its current level.

 In the event of a sale or merger of the Company, and Mr. Beckstead was not retained in his current position, the Company would be obligated to continue paying Mr. Beckstead’s current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62½) (ii) five years following complete disability, or (iii) upon termination of his employment without cause.  These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 50% of his then current annual salary.  In the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, however , the remaining benefits are to be paid to his heirs.  The Company expensed $154,817 and $-0- in 2014 and 2013, respectively, to cover the present value of the anticipated retirement benefits of the agreement.  The liability accrued was $768,220 and $613,403 as of December 31, 2014 and 2013, respectively.

Employee 401(k) Retirement Savings Plan

         In 1995, the Company’s Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company made discretionary employer matching contributions to its employees who choose to participate in the plan.  The plan allows the Board to determine the amount of the contribution at the end of each year. During the period from January 1, 1995 to December 31, 2007 the Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee’s contribution to the plan to purchase the Company’s stock up to a maximum discretionary employee contribution of ½ of 1% of participating employees’ compensation, as defined by the plan.

All persons who have completed at least one year’s service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan.  All Company matching contributions are invested in the Company’s Class A common stock.  Also, the Company may contribute at the discretion of the Company’s Board of Directors an employer profit sharing contribution to the 401(k) plan.  The employer profit sharing contribution is to be divided among three different classes of participants in the plan based upon the participant’s title in the Company.  All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

Beginning January 1, 2008, the Company elected to be a “Safe Harbor” Plan for its matching 401(k) contributions.  The Company will match 100% of up to 3% of an employee’s total annual compensation and 50% of 4% to 5% of an employee’s annual compensation.  The match is in shares of the Company’s Class A common stock.  The Company’s contribution for 2014, 2013 and 2012 was $808,572, $749,898 and $222,719, respectively, under the “Safe Harbor” plan.

Employee Stock Ownership Plan

         Effective January 1, 1980, the Company adopted an employee stock ownership plan (the “ESOP Plan”) for the benefit of career employees of the Company and its subsidiaries. Under the ESOP Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the ESOP Plan.  Employees become eligible to participate in the ESOP Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the employee completes at least 1,040 hours of service).

         The Company's contributions under the ESOP Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year.  To date, the ESOP Plan has approximately 314 participants and had $0 in contributions payable to the Plan in 2014.  Benefits under the ESOP Plan vest as follows: 20% after the third year of eligible service by an employee, and an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

Benefits under the ESOP Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship.  The ESOP Plan Committee, however, retains discretion to determine the final method of payment.  Finally, the Company reserves the right to amend or terminate the ESOP Plan at any time.  The trustees of the trust fund under the ESOP Plan are Scott M. Quist (Chairman), S. Andrew Quist and Robert G. Hunter, who each serve as a director of the Company.

Deferred Compensation Plan

In 2001, the Company's Board of Directors adopted a Non-Qualified Deferred Compensation Plan. Under the terms of the Non-Qualified Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company did not make any contributions during 2014, 2013 or 2012.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2013

The following table sets forth contributions to the deferred compensation account of the Named Executive Officers in fiscal 2014 and the aggregate balance of deferred compensation of the Named  Executive Officers at December 31, 2014.

Name	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Scott M. Quist	-	-	-	-	$415,773

Garrett S. Sill	-	-	-	-	-

J. Lynn Beckstead, Jr.	-	-	-	-	$210,418

Jeffrey R. Stephens	-	-	-	-	-

S. Andrew Quist	-	-	-	-	-

2013 Stock Option Plan

         On August 23, 2013, the Company adopted the Security National Financial Corporation 2013 Stock Option Plan (the “2013 Plan”), which reserved 450,000 shares of Class A common stock to be made available for issuance thereunder, of which up to 150,000 shares of Class A common stock may be issued as up to 150,000 shares of Class C common stock.  The 2013 Plan was approved by the Board of Directors on May 14, 2013, and by the stockholders at the adjourned meeting of the stockholders held on August 23, 2013.  The 2013 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

 The 2013 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company.  Both “incentive stock options”, as defined under Section 422A of the Internal Revenue  Code of 1986 and “non-qualified options” may be granted under the 2013 Plan.  The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company’s Board of Directors. The options granted under the 2013 Plan are to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

 The 2013 Plan is to be administered by the Board of Directors or by a committee designated by the Board.  The terms of options granted or stock awards or sales affected under the 2013 Plan are to be determined by the Board of Directors or its committee.  The options shall be either fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board or the committee may specify.

The plan also provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend.  In addition, the number of shares of common stock reserved for purposes of the plan shall be adjusted by the same proportion.  No options may be exercised for a term of more than ten years from the date of grant.

         Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant.  The 2013 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.  The 2013 Plan has a term of ten years.

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant. The 2013 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors. The 2013 Plan has a term of ten years.

DIRECTOR COMPENSATION FOR FISCAL 2014

The following table sets forth the compensation of the Company's non-employee directors for fiscal 2014.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John L. Cook (1)	$16,800	–	$9,757	-	-	-	$26,557

Gilbert A. Fuller (2)	19,050	–	9,757	-	-	-	$26,557

Robert G. Hunter (3)	16,800	–	9,757	-	-	-	$28,807

H. Craig Moody (4)	19,050	–	9,757	-	-	-	$28,807

Norman G. Wilbur (5)	19,050	–	9,757	-	-	-	$28,807
________________
  _________________________________________
(1)	Mr. Cook has options to purchase 12,741 shares of the Company’s Class A common stock
(2)	Mr. Fuller has options to purchase 13,899 shares of Class A common stock.
(3)	Mr. Hunter has options to purchase 57,676 shares of Class A common stock.
(4)	Mr. Moody has options to purchase 51,676 shares of Class A common stock.
(5)	Mr. Wilbur has options to purchase 28,490 shares of Class A common stock.

Director Compensation

Directors of the Company (but not including directors who are employees) are currently paid a director’s fee of $16,800 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. An additional fee of $750 is paid to each audit committee member for each audit committee meeting attended. Each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A common stock, which occurred under the 2000 Director Stock Option Plan for years 2000 to 2005 and under the 2006 Director Stock Option Plan for years 2006 to 2014.  During 2014 and 2013, each director was granted options to purchase an additional 5,000 and 4,842 shares, respectively, of Class A common stock.

2014 Director Stock Option Plan

 On July 2, 2014, the Company adopted the 2014 Director Stock Option Plan (the “2014 Director Plan”). The 2014 Director Plan was approved by the Board of Directors on May 16, 2014, and by the stockholders at the annual meeting of stockholders held on July 2, 2014. The 2014 Director Plan provides for the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan. The 2014 Director Plan also provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company is automatically eligible to receive options to purchase the Company's Class A common stock under the plan. The 2014 Director Plan was effective on July 2, 2014; it replaces the Company’s 2006 Director Stock Option Plan, which was terminated on July 2, 2014.

Moreover, the 2014 Director Plan provides that beginning on December 7, 2014, and on each year thereafter during the term of the plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock. In addition, each new outside director who  first joins the Board after the effective date shall be granted an option to purchase 1,000 shares of Class A common stock upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares of Class A common stock on each anniversary date thereof during the term of the 2014 Director Plan. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant.  The primary purposes of the 2014 Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option granted under the 2014 Director Plan becomes fully vested and exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the “continuing directors” (as defined in the 2014 Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and periodic changes in ownership of the Company’s common stock with the Securities and Exchange Commission.  Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of stock reports received by it with respect to fiscal 2014, or written representations from certain reporting persons, the Company believes that its directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except each of the Company’s executive officers and directors, through an oversight, filed two late Form 4 reports reporting the granting of stock options on July 2, 2014 and December 5, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's Class A and Class C common stock as of March 31, 2015 (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C common stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

					Class A and
	Class A		Class C		Class C
	Common Stock		Common Stock		Common Stock
	Amount		Amount		Amount
	Beneficially	Percent	Beneficially	Percent	Beneficially	Percent
Name and Address (1)	Owned	of Class	Owned	of Class	Owned	of Class
George R. and Shirley C. Quist
Family Partnership, Ltd. (2)	1,062,719	9.2%	547,097	39.3%	1,609,816	12.5%
Scott M. Quist (3)(8)(9)(10)(11)	401,114	3.5%	1,104,012	55.8%	1,505,126	11.2%
401(k) Retirement Savings
Plan (4)	1,343,906	11.7%	–	*	1,343,906	10.4%
Jordan Capital AM, LLC (5)	1,250,000	10.0%	–	*	1,250,000	9.4%
Employee Stock Ownership
Plan (ESOP) (6)	579,918	5.0%	252,974	18.2%	832,892	6.5%
Non-Qualified Deferred
Compensation Plan (7)	723,942	6.3%	–	*	723,942	5.6%
Estate of George R. Quist	522,076	4.5%	63,535	4.6%	585,611	4.4%
Christie Q. Overbaugh (13)	230,105	2.0%	18,452	1.3%	248,557	1.9%
J. Lynn Beckstead, Jr. (8)(11)(16)	230,054	2.0%	–	*	230,054	1.8%
Associated Investors (8)	66,334	*	106,792	7.7%	173,126	1.3%
Jason G. Overbaugh (15)	170,557	1.5%	–	*	170,557	1.3%
S. Andrew Quist (10)(16)	107,039	*	–	*	107,039	*
Jeffrey R. Stephens (17)	70,122	*	–	*	70,122	*
Robert G. Hunter, M.D. (10)(18)	61,104	*	–	*	61,104	*
H. Craig Moody (19)	59,437	*	–	*	59,437	*
Garrett S. Sill (8)(11)(20)	51,728	*	–	*	51,728	*
Norman G. Wilbur (21)	27,437	*	–	*	27,437	*
Gilbert A. Fuller (22)	9,725	*	–	*	9,725	*
John L. Cook (23)	8,016	*	–	*	8,016	*
All directors and executive officers
(12 persons) (3)(6)(7)(8)	1,426,438	12.1%	1,122,464	56.7%	2,548,902	18.5%

    *   Less than 1%

(1)	Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.
(2)
This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which Scott M. Quist is the managing general partner and, accordingly, exercise sole voting and investment powers with respect to such shares.

(3)
Mr. Quist is the Company’s Chairman of the Board, President and Chief Executive Officer. Includes  options  to  purchase 585,966 shares of Class C common stock granted to Mr. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2015.  Mr. Quist’s options are to purchase either 585,966 shares of Class A common stock or 585,966 shares of Class C common stock, or any combination thereof.  Mr. Quist has elected to purchase Class C common shares with his options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options.  Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to his options.

(4)	The investment committee of the 401(k) Retirement Savings Plan consists of Scott M. Quist, J. Lynn Beckstead, Jr. and Garrett S. Sill, who exercise shared voting and investment powers.
(5)
Based solely on Schedule 13G filed on March 30, 2015. Jordan Capital AM, LLC has shared voting and dispositive power with respect to 1,250,000 shares of the Company’s Class A common stock. Jordan Capital AM, LLC is the general partner of Jordan Capital Partners, L.P., which has shared voting and dispositive power with respect to 1,087,694 shares of Class A common stock, or 8.7% of the outstanding shares of Class A common stock. The address for Jordan Capital AM, LLC and Jordan Capital Partners, L.P. is 6001 River Road, Suite 100, Columbus, Georgia 31904.

(6)	The trustees of the Employee Stock Ownership Plan (ESOP) are Scott M. Quist, S. Andrew Quist and Robert G. Hunter, who exercise shared voting and investment powers.
(7)	The investment committee of the Company’s Non-Qualified Deferred Compensation Plan consists of Scott M. Quist, J. Lynn Beckstead, Jr. and Garrett S. Sill, who exercise shared voting and investment powers with respect to such shares.
(8)	The managing general partner of Associated Investors is Scott M. Quist, who exercises sole voting and investment powers.
(9)
Does not include 1,343,906 shares of Class A common stock owned by the Company’s 401(k) Retirement Savings Plan, of which Scott M. Quist, J. Lynn Beckstead, Jr. and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(10)
Does not include 579,918 shares of Class A common stock and 252,974 shares of Class C common stock owned by the Company’s Employee Stock Ownership Plan (ESOP), of which Scott M. Quist, S. Andrew Quist and Robert G. Hunter are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.

(11)
Does not include 723,942 shares of Class A common stock owned by the Company’s Non-Qualified Deferred Compensation Plan, of which Scott M. Quist, J. Lynn Beckstead and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(12)
Does not include 66,334 shares of Class A common stock and 106,792 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which Scott M. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(13)
Ms. Christie Overbaugh is the Company’s Senior Vice President of Internal Operations.  Includes options to purchase 16,489 shares of Class A common stock granted to Ms. Overbaugh that are currently exercisable or will become exercisable within 60 days of March 31, 2015.

(14)
Mr. Beckstead is the Company’s Vice President of Mortgage Operations and a director.  Includes options to purchase 19,097 shares of Class A common stock granted to Mr. Beckstead that are currently exercisable or will become exercisable within 60 days of March 31, 2015.

(15)
Mr. Jason Overbaugh is the Company’s Vice President, National Marketing Director of Life Insurance, Assistant Corporate Secretary and a director.  Includes options to purchase 30,082 shares of Class A common stock granted to Mr. Overbaugh that are exercisable within 60 days of March 31, 2015.

(16)
Mr. Andrew Quist is the Company’s Vice President, Associate General Counsel and a director.  Includes options to purchase 56,998 shares of Class A common stock granted to Mr. Quist that are exercisable within 60 days of March 31, 2015.

(17)
Mr. Stephens is the Company’s General Counsel and Corporate Counsel.  Includes options to purchase 8,243 shares of Class A common stock granted to Mr. Stephens that are currently exercisable or will become exercisable within 60 days of March 31, 2015.

(18)	Includes options to purchase 52,951 shares of Class A common stock granted to Dr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2015.
(19)	Includes options to purchase 52,951 shares of Class A common stock granted to Mr. Moody that are currently exercisable or will become exercisable within 60 days of March 31, 2015.
(20)
Mr. Sill is the Company’s Chief Financial Officer and Treasurer. Includes options to purchase 8,560 shares of Class A common stock granted to Mr. Sill that are currently  exercisable, or will become exercisable, within 60 days of March 31, 2015.

(21)	Includes options to purchase 23,765 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2015.
(22)	Includes options to purchase 9,174 shares of Class A common stock granted to Mr. Fuller that are currently exercisable, or will become exercisable, within 60 days of March 31, 2015.
(23)	Includes options to purchase 8,016 shares of Class A common stock granted to Mr. Cook that are currently exercisable or will become exercisable within 60 days of March 31, 2015.

The Company’s executive officers and directors, as a group, own beneficially approximately 18.5% of the outstanding shares of the Company’s Class A and Class C common stock. At the Annual Meeting of Stockholders that was held on July 2, 2014, the stockholders approved resolutions providing for a 1-for-10 reverse stock split of the Company’s Class C common stock and for weighted voting of the Class C common stock As a result, each share of Class C common stock has weighted voting of ten votes per share and may be converted into one share of Class A common stock.

Certain Relationships and Related Transactions and Director Independence

The Company’s Board of Directors has a written procedure, which requires disclosure to the board of any material interest or any affiliation on the part of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

On December 19, 2013, Mr. and Mrs. Scott M. Quist and Security National Life jointly purchased a house in St. George, Utah, pursuant to the terms of the Amendment to the Use and Buy Sale Agreement, dated February 15, 2007, among Security National Life and Mr. and Mrs. Quist.  The amendment is dated December 6, 2013.  Mr. Quist is the Company’s Chairman, President and Chief Executive Officer.  The house is to be used in place of the St. George condominium, which was purchased in 2007, for the entertainment of the Company’s executive officers, employees, outside vendors and prospective customers.

The purchase price of the house was $695,000.  Mr. Quist paid $185,000 of the purchase price plus closing costs, Security National Life paid $100,000, and Mr. Quist and his wife signed a note for $410,000, which is secured by a first trust deed on the property.  The St. George condominium is in the process of being sold, with the proceeds from the sale to be applied toward the purchase price of the St. George house.

The other terms of the agreement are to remain the same.  Accordingly, Security National Life and Mr. and Mrs. Quist will continue to have the right to use the house in proportion to their respective contributions toward the purchase price, including furnishings and fixtures.  Mr. Quist will be responsible for the care and maintenance of the house.  The payment of taxes, insurance, utilities and homeowners’ fees will be divided between Security National Life and Mr. and Mrs. Quist according to their respective ownership percentages in the house.

Upon the death, disability or retirement of Mr. Quist or his separation from employment with the Company, Mr. Quist or his estate will have the right to purchase Security National Life’s share of the house at a purchase price equal to Security National Life’s contribution to the purchase price of the house or the fair market value of its interest in the house, whichever is less. Security National Life’s contribution to the purchase price of the house is equal to the amount of the accrued but unpaid bonus owed to Mr. Quist for fiscal year 2013, which he agreed to defer for the option to purchase Security National Life’s interest in the house upon his death, disability or retirement or his separation from employment with the Company.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Discussion and Analysis

Under rules established by the Securities and Exchange Commission (the “Commission”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers.  In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy.  The Compensation Committee of the Board of Directors is composed of five directors, all of whom are independent, outside directors.  The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company.  The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components. The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

 Base Salary.  Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers.  Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole.  In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership.  The Compensation Committee believes that executive officer base salaries for 2014 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive.  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance.  This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk.  Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain financial performance.  The Compensation Committee believes that executive officer annual bonuses for 2014 were reasonable as compared to amounts paid by companies of similar size.

Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program.  Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices.  Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders.  Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years.

Compensation of Chief Executive Officer.  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Scott M. Quist,  Chairman of the Board, President and Chief Executive Officer of the Company, for services rendered in 2014.  Mr. Quist had received a base salary of $429,400 for 2014.  Under the Compensation Committee’s rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

COMPENSATION COMMITTEE

Norman G. Wilbur, Chairman
John L. Cook
Gilbert A. Fuller
Robert G. Hunter, M.D.
H. Craig Moody

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee consisting of three non-management directors: Gilbert A. Fuller, H. Craig Moody and Norman G. Wilbur (Chairman of the committee).  Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.  The Company's Board of Directors has adopted a written charter for the Audit Committee.

During the year 2014, the Audit Committee met three times.  The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements.  In addition, the Audit Committee met with the Company's independent registered public accountants, Eide Bailly LLP and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 114 (communication with audit committees).  The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Public Company Accounting Oversight Board Rule No. 3526 (Communication with Audit Committees Concerning Independence), and considered with the auditors whether the non-audit services provided by them to the Company during 2014 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Norman G. Wilbur, Chairman
Gilbert A. Fuller
H. Craig Moody

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Thus, pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is asking stockholders for an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company designs its compensation programs to maintain a performance- and achievement-oriented environment throughout the Company. The goals of the Company’s executive compensation program are to provide total compensation that is competitive in the market place and that rewards successful financial performance in order to attract, retain, and motivate highly-qualified executive officers and other key employees who contribute to the Company’s long-term success, to align executive compensation with the Company’s business objectives and performance, and to motivate executive officers to enhance long-term stockholder value.

Consistent with these goals and as discussed in the Compensation Discussion and Analysis, the Compensation Committee has designed guiding principles to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

The Company is asking its stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on the compensation of the Named Executive Officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement.  Accordingly, the Board of Directors asks the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, and the other related tables and disclosures.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors, or the Compensation Committee. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of this vote in considering future compensation arrangements for the Named Executive Officers.

The Board of Directors recommends that the stockholders vote “FOR” approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers.

APPROVAL OF AMENDMENT TO THE 2013 STOCK OPTION PLAN

PROPOSAL 3

The Board of Directors is asking the Company’s stockholders to approve an amendment to the Company’s 2013 Stock Option Plan (the “2013 Plan”) at the Annual Meeting. On March 20, 2015, the Board approved the amendment to the 2013 Plan. The amendment to the 2013 Plan provides for the reservation of an additional 450,000 shares of Class A common stock to be available for issuance under the plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock. Subject to stockholder approval of the amendment to the 2013 Plan, the 450,000 shares of Class A common stock to be reserved for issuance under the plan represent approximately 3.6% of the total outstanding shares of Class A common stock as of March 31, 2015 on a fully converted basis.

On March 31, 2015, there were 12,459,785 shares of Class A common stock and 1,393,766 shares of Class C common stock issued and outstanding. Thus, if the stockholders approve the amendment to the 2013 Plan, including the reservation of the additional 450,000 shares of Class A common stock for issuance thereunder, the holders of Class A common stock could realize up to a 3.5% dilution with respect to their shares. Assuming all the Class C common stockholders, whose shares may be converted to Class A common shares at a conversion rate of one-for-one, convert their Class C common shares to Class A common shares, the Class A and Class C common stockholders could realize up to a 3.2% dilution with respect to their shares on a fully converted basis.

The stockholders are being asked to approve the amendment to the 2013 Plan and the reservation of shares for issuance under the plan at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class C common stock entitled to vote at the Annual Meeting will be required to approve the amendment to the 2013 Plan.

The Board believes that approving the amendment to the 2013 Plan is in the best interests of the stockholders.  The Board has unanimously approved the proposed amendment to the 2013 Plan and recommends that the Company’s stockholders adopt and approve the proposed amendment to the 2013 Plan at the Annual Meeting to provide the Company with the continued ability to grant a variety of equity awards to help attract, motivate and retain officers, directors and employees of the Company and its subsidiaries.  If the stockholders approve the amendment to the 2013 Plan at the Annual Meeting, the amendment will be effective as of the date of the Annual Meeting.

The purpose of the amendment to the 2013 Plan is to promote the success and enhance the value of the Company by aligning the financial interests of the officers, employees and members of the Board with those of stockholders and by providing these individuals with an incentive to work to enhance stockholder value.  The 2013 Plan also provides an incentive for officers, directors and employees to create stockholder value over the long term since the full value of their compensation package cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years.  The 2013 Plan is also intended to provide the Company with flexibility in creating ways to attract, motivate, and retain the services of its officers, directors and employees.

As explained in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company grants its officers and employees equity participation in the Company.  The 2013 Plan provides officers and employees with opportunities to purchase stock in the Company pursuant to incentive stock options, and officers, directors, employees and consultants of the Company with opportunities to purchase stock in the Company pursuant to non-qualified options, stock awards, and direct purchasers of stock in the Company. Neither the Board nor the Compensation Committee has retained any consultant to provide any analysis or opinion in connection with the amendment to the 2013 Plan.

In order to continue to make grants in accordance with the compensation philosophy adopted by the Board and the Compensation Committee, the Board has approved and is requesting the stockholders to approve the amendment to the 2013 Plan. The Board believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company’s growth strategy.

The Board’s rationale for reserving an additional 450,000 Class A common shares for issuance under the 2013 Plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock, is that this number of shares is similar to the number of shares the Board initially reserved for the Company’s 2013 Plan for purposes of motivating the Company’s officers, directors and employees to accomplish the Company’s goals while balancing the dilutive effect of such additional shares to the stockholders. When the 2013 Plan was adopted, the Board initially reserved 450,000 shares of Class A common stock for issuance under the plan, of which up to 150,000 shares of Class A common stock could be issued as up to 150,000 shares of Class C common stock.

It may be desirable, however, within the next several years for the Board to propose additional amendments to the 2013 Plan to authorize additional shares of Class A common stock to be made available for issuance under the plan. Such amendments would be subject to stockholder approval at an annual or special meeting of the stockholders. The 2003 Stock Option Plan, for instance, was amended on July 13, 2007, July 10, 2009, July 9, 2010, July 10, 2011 and July 6, 2012 to authorize additional shares of Class A and Class C common stock to be made available for issuance under the plan.

The Board believes that while the Company’s officers and employees are compensated in a variety of ways, including salary, health insurance, 401(k) and cafeteria plans, granting stock options represent an important form of compensation in furtherance of the objective of increasing the price of the Company’s Class A common stock and thus enhancing stockholder value.

As of March 31, 2015, the Company had a total of 263,414 Class A common shares available for grant under equity incentive plans, consisting of 127,500 Class A common shares available for grant under the 2014 Director Plan,  and 135,914 Class A common shares available for grant under the Company’s 2013 Plan.

Assuming stockholder approval of the amendment to the 2013 Plan, and based on the equity awards currently outstanding under the 2013 Plan and the 2014 Director Plan, the Company would have a total of 713,414 Class A common shares available for grant under all plans, consisting of a total of 585,914 Class A common shares available for grant under the 2013 Plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock, and 127,500 shares of Class A common stock available for grant under the 2014 Director Plan.  The number of shares available for grant under the 2013 Plan and the 2014 Director Plan may increase in connection with the cancellation or forfeiture of awards outstanding under such plans, but such increases would not have a dilutive effect on the stockholders’ common shares.

Outstanding Stock Options and Equity Overhang

The following tables provide information about the Company’s  outstanding stock options as of March 31, 2015.  Approximately 80.4% of outstanding stock options were exercisable on that date and approximately 2.5% of exercisable options had exercise prices above the closing price on that date.  On March 31, 2015, the closing price of the Company’s Class A common stock on The Nasdaq National Market was $5.34 per share.

	Aggregate Options Outstanding(1) (2)			Aggregate Options Exercisable (1)(2)
Range of Exercise Prices	Number Outstanding as of March 31, 2015 (in thousands)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable as of March 31, 2015 (in thousands)	Weighted Average Exercise Price
Under $2.00	532,013	2.97	$1.35	532,013	$1.35

$2.01 - $3.00	59,707	3.85	$2.65	59,707	$2.65

$3.01 - $4.00	4,656	1.79	$3.39	4,656	$3.39

$4.01 - $5.00	360,759	6.99	$4.63	221,511	$4.61

$5.01 and above	93,632	9.32	$5.10	26,882	$5.26

	1,050,767	4.96	$2.89	844,769	2.43
________________

(1) Adjusted for annual 5% stock dividends.
(2) Assumes all shares of Class C common stock are converted into shares of Class A common stock at a conversion rate of one share of Class A common stock for each share of Class C common stock.

As of March 31, 2015, the sum of (i) the total number of stock options and other equity awards granted and outstanding plus (ii) the shares available for grant under all active equity plans (but not giving effect to the proposed amendment to the 2013 Plan), as a percentage of the Company’s outstanding shares of Class A common stock (also referred to as the Company’s “equity overhang”), was equal to 8.7%.

Three-Year Burn Rate

The Board reviews the Company’s equity programs annually in its effort to balance the Board’s goal of including the use of equity in its compensation programs to attract, motivate and retain its executive officers, directors and employees, with the stockholders’ interest in limiting dilution due to the equity plans.  The following table provides information on the Company’s annual share usage.

	2012	2013	2014	3-Year Average
Stock options granted (1)	415,443	174,144	380,880	323,489

Restricted stock awarded or purchased	-	-	-	-

Total number of shares cancelled	123,134	137,490	30,571	97,065

Weighted average of Class A common shares outstanding	12,026,849	12,981,576	12,928,009	12,645,478

Net Burn Rate (2)	2.4%	.3%	2.7%	1.8%

Equity awards made to Named Executive Officers, and non-employee directors (as a percentage of equity awards granted under the 2013 Plan, the 2014 Director Plan, the 2006 Director Stock Option Plan and the 2003 Stock Option Plan)	65%	64%	64%	64%

(1) Adjusted for annual 5% stock dividends.
(2) Burn rate is equal to the stock options granted plus restricted stock awards and purchases, minus the number of shares cancelled, divided by weighted average of common shares outstanding.

2013 Plan Equity Awards

Equity awards under the 2013 Plan are subject to the discretion of the Board and the Compensation Committee. There are no projections under consideration by the Board or the Compensation Committee for future equity awards under the 2013 Plan.  Therefore, it is not possible to determine the awards that will be made in the future to participants in the 2013 Plan.  As of March 31, 2015, the Company had made the following equity grants consisting of stock options under the 2013 Plan:

Number of Equity Awards Granted Under 2013 Plan (1)
Scott M. Quist	212,625

Garrett S. Sill	17,010

J. Lynn Beckstead, Jr.	6,379

Jeffrey R. Stephens	10,631

S. Andrew Quist	42,525

All executive officers as a group	352,958

All non-executive officer employees as a group	65,710
___________________

(1)  Adjusted for annual 5% stock dividends

Dilutive Impact of Amendments to 2013 Director Plan

Neither the Board nor the Compensation Committee have any future plans under consideration to again amend the 2013 Plan to authorize additional shares of Class A or Class C common stock to be made available for issuance under the plan. In addition, there are not any projections under consideration for future stock options or other equity awards to be made available under the 2013 Plan. There can be no assurance, however, that there will be no additional amendments proposed to the 2013 Plan in the future to make additional common shares available for issuance under the plan.

Any future amendment, if any, to the 2013 Plan to reserve additional shares for issuance thereunder would require stockholder approval at an annual or special meeting of the stockholders.  Stockholders would be furnished with a proxy statement in connection with any such amendment, explaining the reasons for the amendment and the dilutive impact of the amendment on the stockholders’ common shares.

Vote Required

The Board is requesting stockholders of record at the close of business on May 15, 2015 to approve the amendment to the 2013 Director Plan, including the reservation of 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock.  The affirmative vote of a majority of the Class A and Class C shares of common stock presented in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting, is required for approval of the amendment to the 2013 Plan.

The Board of Directors recommends that the stockholders vote “FOR” approval of the amendment to the 2013 Stock Option Plan and the reservation of 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 4

The independent public accounting firm of Eide Bailly LLP and its predecessor firm of Hansen, Barnett & Maxwell, P.C. have been the Company's independent registered public accountants since May 20, 2005.  The Audit Committee has recommended and the Board of Directors has appointed Eide Bailly LLP for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2015.  It is anticipated that representatives of Eide Bailly LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Eide Bailly LLP as the Company's independent registered public accountants for fiscal year ending December 31, 2015.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit fees for the year 2014 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $329,565.  In addition, there were $94,008 in tax preparation fees during 2014.

Audit fees for the year 2013 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $351,402.  In addition, there were $91,028 in tax preparation fees during 2013.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders are referred to the Company's Annual Report, including financial statements, for the fiscal year ended December 31, 2014.  The 2014 Annual Report is not included with this Proxy Statement. Please go online to review the Company’s 2014 Annual Report at http://www.securitynational.com/shareholders.  The Company will provide, without charge to each stockholder upon request, the 2014 Annual Report as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2014.  Such requests should be directed to Jeffrey R. Stephens, General Counsel and Corporate Secretary, by email at contact@securitynational.com or by regular mail at Security National Financial Corporation, P.O. Box 57250, Salt Lake City, Utah 84157-0250.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS
FOR ANNUAL MEETING TO BE HELD IN JULY 2016

Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders expected to be held in July 2016 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2016.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens
Jeffrey R. Stephens
General Counsel and Corporate Secretary

May 29, 2015
Salt Lake City, Utah

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS A COMMON STOCK

The undersigned Class A common stockholder of Security National Financial Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Wednesday, July 1, 2015, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. Scott M. Quist and Jeffrey R. Stephens, or either of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.             To elect three directors to be voted upon by Class A common stockholders voting separately as a class

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
Scott M. Quist ,               J. Lynn Beckstead, Jr.           and Gilbert A. Fuller

2.             To elect the remaining six directors to be voted upon by Class A and Class C common stockholders together

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:  to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
John L. Cook,        Robert G. Hunter, M.D.,      H. Craig Moody,
Jason G. Overbaugh,      S. Andrew Quist     and Norman G. Wilbur

3.              To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.             To approve the amendment to the Company's 2013 Option Plan to authorize an additional 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.             To ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

6.             To transact such other business as may properly come before the meeting or any adjournment or postponements thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND PROPOSALS 3, 4, 5 and 6.

Dated , 2015

_________________________________________	_________________________________________
Signature of Stockholder	Signature of Stockholder

     Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS C COMMON STOCK

The undersigned Class C common stockholder of Security National Financial Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Wednesday, July 1, 2015, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. Scott M. Quist, S. Andrew Quist and Jeffrey R. Stephens, or either of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.              To elect six of the nine directors to be voted upon by Class A and Class C common stockholders together

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
 John L. Cook,    Robert G. Hunter, M.D.,    H. Craig Moody,
Jason G. Overbaugh,   S. Andrew Quist   and Norman G. Wilbur

2.              To approve, on an advisory basis, the compensation of the Named Executive Officers

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.              To approve the amendment of the Company's 2013 Stock Option Plan to authorize an additional 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.             To ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.              To transact such other business as may properly come before the meeting or any adjournment or postponements   thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND FOR PROPOSALS 2, 3, 4 and 5.

Dated  , 2015

_________________________________________
Signature of Stockholder

__________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.  Please sign, date, and return this Proxy Card immediately.